UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2007

P&F INDUSTRIES, INC.

(Exact Name of Company as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (“Amendment No. 1”) is filed as an amendment to the Current Report on Form 8-K filed by P&F Industries, Inc. on February 21, 2007 in connection with the acquisition by P&F Industries, Inc. of certain assets of Hy-Tech (as defined below) on February 14, 2007. Amendment No. 1 is being filed to include the financial information required under Item 9.01(a) and 9.01(b).

Item 9.01.          Financial Statements and Exhibits

(a)                        Financial Statements of Businesses Acquired.

The audited combined balance sheet of Hy-Tech Machine, Inc., a Pennsylvania corporation, Quality Gear & Machine, Inc., a Pennsylvania corporation, and HTM Associates, a Pennsylvania general partnership (collectively referred to as “Hy-Tech”), as of December 31, 2005, and the related combined statements of income and cash flows for the year ended December 31, 2005, are included herein.

The unaudited combined condensed balance sheet of Hy-Tech as of September 30, 2006, and the related unaudited combined condensed statements of income and cash flows for the nine-month periods ended September 30, 2006 and 2005, are included herein.

(b)                       Pro forma Financial Information.

The unaudited pro forma combined condensed balance sheet of P&F Industries, Inc. and its subsidiaries (collectively referred to as the “Company”) and Hy-Tech as of September 30, 2006 is included herein.

The unaudited pro forma combined condensed statements of income of the Company and Hy-Tech for the nine months ended September 30, 2006, and for the year ended December 31, 2005, are included herein.

Item 9.01.          Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired — Audited Financial Statements:

Hy-Tech Machine, Inc., Quality Gear and Machine, Inc. and

HTM Associates, General Partnership

CONTENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS

Combined Balance Sheet

Combined Statement of Income and Retained Earnings

Combined Statement of Cash Flows

Notes to Combined Financial Statements

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Hy-Tech Machine, Inc.,

Quality Gear and Machine, Inc.

   and HTM Associates

We have audited the accompanying combined balance sheet of Hy-Tech Machine, Inc., Quality Gear and Machine, Inc., and HTM Associates as of December 31, 2005, and the related combined statements of  income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the  combined financial position of  Hy-Tech Machine, Inc., Quality Gear and Machine, Inc., and HTM Associates as of December 31, 2005, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

     Grant Thornton LLP

Cleveland, Ohio

December 1, 2006, except for the matter in Note 9

   for which the date is February 9, 2007

Hy-Tech Machine, Inc., Quality Gear and Machine, Inc.

and HTM Associates, General Partnership

COMBINED BALANCE SHEET

December 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$410,725
Accounts receivable, less allowance for doubtful accounts of $100,000	2,195,577
Inventories, net	5,688,633
Other current assets	69,422
Total Current Assets	8,364,357
Property, Plant and Equipment, net	2,872,792
Goodwill	1,038,336
Other Assets, net	49,375
$12,324,860
LIABILITIES AND EQUITY
Current Liabilities:
Revolving credit lines	$1,830,000
Accounts payable and accrued liabilities	1,536,271
Accrued profit sharing and incentive	238,969
Accrued shareholder distributions	247,000
Current maturities of long-term debt	797,245
Current portion of obligations under capitalized leases	83,903
Total Current Liabilities	4,733,388
Long-Term Liabilities:
Long-term debt	2,577,407
Long-term obligations under capitalized leases	187,876
Total Long-Term Liabilities	2,765,283
Total Liabilities	7,498,671
Equity:
Common stock	557,150
Additional paid-in capital	185,773
Retained earnings	4,098,266
4,841,189
Treasury stock	(15,000)
Total Equity	4,826,189
$12,324,860

The accompanying notes to combined financial statements are an integral part of this statement.

COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

For the year ended December 31, 2005

Net Sales	$14,731,553
Cost of Sales	9,977,747
Gross Profit	4,753,806

Selling, General and Administrative Expenses	2,918,191
Income from Operations	1,835,615

Other Income (Expense):
Interest expense	(363,758)
Interest income	3,393
Miscellaneous	60,700
(299,665)
NET INCOME	1,535,950

Retained Earnings - Beginning of Year	3,301,497
Less Shareholder Distributions	(739,181)
Retained Earnings - End of Year	$4,098,266

The accompanying notes to combined financial statements are an integral part of this statement.

COMBINED STATEMENT OF CASH FLOWS

For the year ended December 31, 2005

Cash Flows from Operating Activities:
Net income	$1,535,950
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	547,717
Loss on disposition of equipment	13,775
Changes in operating assets and liabilities:
Accounts receivable - trade	(215,399)
Inventories	(1,387,554)
Other current assets	(8,183)
Accounts payable and accrued liabilities	820,343
Total adjustments	(229,301)
Net cash provided by operating activities	1,306,649
Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(541,125)
Net cash used for investing activities	(541,125)
Cash Flows from Financing Activities:
Net borrowings on revolving credit lines	120,000
Borrowings on long-term debt	493,590
Principal payments on long-term debt	(679,549)
Principal payments under capital lease obligations	(69,558)
Distribution to shareholders	(848,179)
Net cash used for financing activities	(983,696)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(218,172)
Cash and Cash Equivalents - Beginning of Year	628,897
Cash and Cash Equivalents - End of Year	$410,725

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$282,767
Capital lease machinery purchased through financing	$246,575

The accompanying notes to combined financial statements are an integral part of this statement.

Hy-Tech Machine, Inc., Quality Gear and Machine, Inc. and HTM Associates, General Partnership

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Principles of Combination - Hy-Tech Machine, Inc. (Hy-Tech) is a CNC machine shop and manufacturer of products used in various industrial applications.  Quality Gear and Machine, Inc. (Quality Gear) is a manufacturer of precision metal gears.  HTM Associates, General Partnership (HTM) is a partnership which owns office and warehouse space rented to both Hy-Tech and Quality Gear.  All significant inter-company transactions have been eliminated.  The financial position and activity of Hy-Tech, Quality Gear, and HTM as of December 31, 2005 has been combined and is known collectively as (the Company).  As part of the combination, the Company has excluded Ozat 2000 (1999) LTD., an Israeli Corporation, its subsidiary in which it has a 69% majority interest.  The financial position and operating results of this subsidiary are not included in these combined financial statements.

Cash and Cash Equivalents - All liquid investments with a maturity of three months or less when purchased are considered cash equivalents, for the purpose of the statement of cash flows.  The Company maintains cash and cash equivalents at banks which are insured by the FDIC up to $100,000.  Amounts in excess of insured limits were approximately $310,725 at December 31, 2005.

Accounts Receivable - The Company sells products to customers in diversified industries and geographic regions and, therefore, has no significant concentrations of credit.  Credit is extended to customers based on evaluation of a customer’s financial condition and, generally, collateral is not required.  Accounts receivable are due within 30-45 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contracted payment terms are considered past due.  The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivables are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy as a whole.  The Company writes-off accounts receivable when they become uncollectible.  Bad debt expense was approximately $81,000 for the year ended December 31, 2005.  As of December 31, 2005, the Company had $100,000 as an allowance for doubtful accounts.

Inventories - Inventories are valued at the lower of cost or market.  Cost is determined by the average cost method which includes materials, labor and manufacturing overhead costs and is recorded net of an allowance for obsolete inventory.  Such allowance is based upon both historical experience and management’s understanding of forecasts of future product demand.  If the actual amount of obsolete or unmarketable inventory significantly exceeds the allowance, the Company’s cost of sales, gross profit and net income would be significantly affected.

Property, Plant and Equipment — Property, plant and equipment are recorded at cost and depreciated using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.  The cost of fixed assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations. Repair and maintenance costs are charged to expense as incurred. Depreciation expense  was $540,217  for  the  year  ended December 31, 2005.

The estimated useful lives for financial reporting purposes are as follows:

Buildings and improvements	7 - 39 years
Machinery and equipment	3 - 7 years

Goodwill - During 1994, Hy-Tech acquired the assets of a company and entered into a consulting contract with a partnership comprised of a selling shareholder and his son.  The contract calls for monthly payments of $33,083 increased by 3% every five (5) years until the shareholder’s death.  The payments were estimated for 11.2 years, the shareholder’s life expectancy at that time, discounted at 8.5%, the prime rate at that time and approximately $2,900,000 was recorded as Goodwill and an accrued liability at the transaction date.  In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which requires that goodwill not be amortized, but that goodwill assets be tested annually for impairment.  The Company adopted SFAS 142 as of January 1, 2002 and, in 2002 ceased amortizing its goodwill.  The amount of goodwill reflected on the accompanying combined balance sheet as of December 31, 2005 is net of accumulated amortization of approximately $1,860,000.

Other Assets, net - The Company’s other assets consist of engineering drawings with a cost of $75,000.  This asset is being amortized on a straight-line basis over ten years.  Accumulated amortization expense was approximately $26,000 as of December 31, 2005.  Amortization expense for the next five years is expected be $7,500 per year.

Long-Lived Assets - The Company reviews its long-lived assets whenever events or changes in circumstances indicate that the book value of these assets may not be recoverable.  In that regard, the Company will assess the recoverability of such assets undiscounted cash flow forecasts.  If an asset impairment is identified, the asset is written down to fair value based on discounted cash flow or another fair value measure.

Common Stock - As of December 31, 2005, Hy-Tech had 1,000 shares of no par value common stock authorized with 719 shares issued and outstanding.  As of December 31, 2005, Quality Gear had 10,000 shares of no par common stock authorized with 848 shares issued and outstanding.  Quality Gear has 330.84 shares of treasury stock recorded at cost.  HTM is a Partnership and, therefore, all “capital” is classified as retained earnings.

Revenue Recognition - Sales revenue and related cost of sales are recognized when products are shipped, which is the point in time at which title transfers to the buyer.

Advertising - The Company expenses costs of advertising as incurred.  Advertising costs were approximately $102,000 for the year ended December 31, 2005.

Shipping - The Company classifies all amounts billed to a customer in a sales transaction related to shipping and handling as net sales.  The Company records shipping and handling costs as period costs, and this amount totaled approximately $167,000 for the year ended December 31, 2005.

Income Taxes - The shareholders of Hy-Tech and Quality Gear have elected Subchapter S status for filing with the Internal Revenue Service and Pennsylvania Department of Revenue.  HTM was organized as a general partnership.  No income tax provision has been included in the combined financial statements because income or loss of the Partnership and S Corporations are required to be reported on the shareholders’ individual income tax returns.

Recent Accounting Pronouncements - In June 2006, the FASB issued Interpretation 48 (“FIN 48”) Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 Accounting for Income Taxes.  FIN 48 clarifies the accounting for uncertainty income taxes recognized in an entity’s financial statements and provides guidance on the recognition, derecognition, and measurement of benefits related to an entity’s uncertain tax positions.  For nonpublic entities, the effective date is for fiscal years beginning after December 15, 2006 which will be the Company’s fiscal year ending December 31, 2007.  The adoption of FIN 48 is not expected to have a material impact on the Company’s financial position or results of operations.

Management Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NOTE 2 - INVENTORIES

A summary of inventories at December 31, 2005 follows:

Raw materials	$185,888
Work in process	1,029,776
Finished goods	6,288,683
7,504,347
Excess and obsolete reserves	(1,815,714)
$5,688,633

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is summarized as follows:

Buildings and building improvements	$2,078,754
Construction in progress	330,325
Land and land improvements	225,864
Machinery and equipment	5,108,114
Machinery held under capitalized leases	331,575
8,074,632
Less: Accumulated depreciation	(5,201,840)
$2,872,792

NOTE 4 - OPERATING LEASES

The Company has entered into various operating lease arrangements for machining centers and automobiles expiring various dates through 2009.  Lease expense for 2005 was approximately $341,000.

Minimum annual rentals on the remaining terms of these leases are as follows:

2006	$272,000
2007	149,000
2008	89,000
2009	15,000
$525,000

The Company also rents various machinery on a month-to-month basis.

NOTE 5 — OBLIGATIONS UNDER CAPITALIZED LEASES

The Company has entered into various capital leases for the purchase of machinery through 2010.  Each lease agreement contains a bargain purchase option at the end of the lease term.  The machinery is carried at a cost of $331,575 less accumulated depreciation of $81,267 for the year ended December 31, 2005.

Future minimum lease payments required under capitalized leases as of December 31, 2005 are as follows:

Year ending December 31:
2006	$100,086
2007	58,223
2008	58,223
2009	58,223
2010	38,815
Total minimum lease payments	313,570
Less: Amount representing interest	41,791
Present value of minimum lease payments	271,779
Less: Current portion	83,903
Non-current portion	$187,876

Amortization of assets held under capital leases is included with depreciation expense.

NOTE 6 — REVOLVING CREDIT LINES AND LONG-TERM DEBT

Hy-Tech has a revolving credit line with a bank providing maximum borrowings of $2,286,000.  The line of credit permits borrowings against the line based upon a percent of eligible receivables and inventory.  At December 31, 2005, Hy-Tech had $1,745,000 outstanding and $541,000 available under the line.  The maximum amount borrowed during 2005 was $1,745,000.  The line of credit is payable on demand  and  requires  monthly  interest  payments  at  the  bank’s  prime  interest  rate  (7.25% at December 31, 2005).  The line expired on May 31, 2006.  The bank has extended the line through December 31, 2006.

Quality Gear has a revolving credit line with a bank providing maximum borrowings of $200,000.  At December 31, 2005, $85,000 has been borrowed under the same conditions as Hy-Tech except the interest rate equals prime plus .5% or 7.75% at December 31, 2005 and it is guaranteed by Hy-Tech.

Hy-Tech:

Long-term debt is comprised of the following:

Term note with a bank at a fixed interest rate of 5.22%, payable in monthly installments of $37,797 including interest through November 1, 2007.	$826,560

Term note with a bank at a fixed interest rate of 5.724%, payable in monthly installments of $826 including interest through May 19, 2007.	13,450

Term note with a bank at a fixed interest rate of 7.45%, payable in monthly installments of $854 including interest through May 18, 2007.	13,727

Term loan with a bank at a fixed interest rate of 5.75%, payable in monthly installments of $14,116 including interest through October 31, 2008.	453,370

Subordinated notes to shareholders. Under the subordination agreement, no principal payments are to be made until the unsubordinated bank debt is repaid in its entirety.
The interest rate on the notes is eight percent (8.00%) with principal due on demand.	1,225,000

Quality Gear:

Term loan with a bank at a floating rate of interest equal to lender cost of funds plus 225 basis points (7.62% at December 31, 2005) payable in monthly installments of $5,583 plus interest through July 1, 2006.	51,248

Term note secured by a van at a fixed interest rate of 0% payable in monthly installments of $368 through June 2008.	10,826

HTM Associates:

Term loan with a bank at a fixed interest rate of 8.40%, payable in monthly installments of $13,236, including interest through October 31, 2008.	$405,471

Term loan with a bank at a rate of one percent (1.0%) above Prime Rate (8.25% at December 31, 2005) requiring interest only payments through December 31, 2005. Beginning January 2006, payable in monthly installments of $4,500, including interest through December 31, 2015. The purpose of this $375,000 loan was for the acquisition of land and construction of a facility to be leased to Quality Gear.	375,000
3,374,652
Less: Current maturities of long-term debt	(797,245)
$2,577,407

Principal maturities remaining on long-term debt are as follows:

2006	$797,245
2007	1,979,561
2008	306,783
2009	32,589
2010	35,206
Thereafter	223,268
Total long-term debt	$3,374,652

Hy-Tech’s bank term loans and line of credit are collateralized by the Company’s accounts receivable, inventory and equipment.

In connection with the bank term loans and the line of credit, Hy-Tech is required to meet certain minimum financial covenants.  All financial covenants were satisfied as of December 31, 2005.

NOTE 7 - PROFIT SHARING PLAN

Hy-Tech has a profit sharing plan for all eligible employees as defined.  Contributions to the plan are determined on an annual basis by the Board of Directors.  It is Hy-Tech’s policy to fund all amounts accrued on a current basis. Contributions were approximately $146,000 for the year ended December 31, 2005.

In addition, the employees are permitted to make contributions to the Plan through salary reductions of up to ten percent (10%) of their annual compensation within guidelines established by the Internal Revenue Service.  Hy-Tech may elect to make a matching contribution of up to twenty percent (20%) of the employee contribution. For the year ended December 31, 2005, Hy-Tech contributed approximately $32,000 to the plan.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business.  Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

Hy-Tech has guaranteed $400,000 of a credit line held by its uncombined subsidiary.

NOTE 9 — SUBSEQUENT EVENT

In February 2007, the Company and its shareholders entered into an Asset Purchase Agreement to sell a majority of the combined Company’s assets to a publicly-held corporation for cash consideration of approximately $19,100,000 and the assumption of certain liabilities.

Item 9.01.          Financial Statements and Exhibits (continued)

(a)              Financial Statements of Businesses Acquired — Unaudited Interim Financial Statements:

Hy-Tech Machine, Inc., Quality Gear and Machine, Inc. and

HTM Associates, General Partnership

CONTENTS

Financial Statements (unaudited)

Unaudited Combined Condensed Balance Sheet as of September 30, 2006

Unaudited Combined Condensed Statements of Income for the Nine Months Ended September 30, 2006 and 2005

Unaudited Combined Condensed Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005

Notes to Unaudited Combined Condensed Financial Statements

Hy-Tech Machine, Inc., Quality Gear and Machine, Inc.

and HTM Associates, General Partnership

UNAUDITED COMBINED CONDENSED BALANCE SHEET

September 30, 2006

ASSETS
Current Assets:
Cash and cash equivalents	$192,269
Accounts receivable, less allowance for doubtful accounts of $31,000	3,037,484
Inventories, net	6,220,154
Other current assets	59,929
Total Current Assets	9,509,836

Property, plant and equipment, net	2,643,441
Goodwill	1,160,336
Other assets, net	43,750
Total Assets	$13,357,363
LIABILITIES AND EQUITY
Current Liabilities:
Revolving credit lines	$1,935,000
Accounts payable and accrued liabilities	1,897,361
Current maturities of long-term debt	1,952,528
Current portion of obligations under capitalized leases	65,578
Total Current Liabilities	5,850,467

Long-Term Liabilities:
Long-term debt	816,477
Obligations under capitalized leases	122,298
Total Long-Term Liabilities	938,775
Total Liabilities	6,789,242
Equity:
Common stock	557,150
Additional paid-in capital	185,773
Retained earnings	5,840,198
6,583,121
Treasury stock	(15,000)
Total Equity	6,568,121
Total Liabilities and Equity	$13,357,363

The accompanying notes to unaudited combined condensed financial statements are an integral part of this statement.

UNAUDITED COMBINED CONDENSED  STATEMENT OF INCOME

For the Nine Months Ended September 30,

	2006	2005

Net Sales	$13,438,640	$10,865,775

Cost of Sales	8,613,116	7,397,299

Gross Profit	4,825,524	3,468,476

Selling, General and Administrative Expenses	2,616,894	2,319,828

Income from Operations	2,208,630	1,148,648

Other Income (Expense):
Interest expense	(312,235)	(279,526)
Interest income	1,908	2,751
Miscellaneous	(5,270)	28,080
	(315,597)	(248,695)

NET INCOME	$1,893,033	$899,953

The accompanying notes to unaudited combined condensed financial statements are an integral part of these statements.

UNAUDITED COMBINED CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30,

	2006	2005
Cash Flows from Operating Activities:
Net income	$1,893,033	$899,953
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	400,018	368,856
Provision for bad debts	17,946	68,317
Loss on disposition of assets	—	13,775
Changes in operating assets and liabilities:
Accounts receivable - trade	(859,853)	(295,652)
Inventories	(531,521)	(919,927)
Other current assets	9,493	(1,696)
Accounts payable and accrued liabilities	(124,879)	751,765
Total adjustments	(1,088,796)	(14,562)
Net cash provided by operating activities	804,237	885,391
Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(165,042)	(196,805)
Construction in Progress	—	(217,391)
Increase in goodwill	(122,000)	—
Net cash used in investing activities	(287,042)	(414,196)
Cash Flows from Financing Activities:
Net borrowings on revolving credit lines	105,000	104,002
Net borrowings on long-term debt	—	337,742
Principal payments on long-term debt	(592,575)	(538,335)
Principal payments under capital lease obligations	(96,975)	(52,168)
Distribution to shareholders	(151,101)	(445,506)
Net cash used in financing activities	(735,651)	(594,265)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(218,456)	(123,070)
Cash and Cash Equivalents - Beginning of Period	410,725	628,897
Cash and Cash Equivalents - End of Period	$192,269	$505,827
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$368,725	$295,859
Non-cash Financing Activities:
Capital lease machinery purchased through financing	$—	$246,575

The accompanying notes to unaudited combined condensed financial statements are an integral part of these statements.

Hy-Tech Machine, Inc., Quality Gear and Machine, Inc. and

HTM Associates, General Partnership

NOTES TO UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

September 30, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and Principles of Combination - The unaudited combined condensed financial statements contained herein include the accounts of Hy-Tech Machine, Inc. (Hy-Tech), Quality Gear and Machine, Inc. (Quality Gear) and HTM Associates, General Partnership (HTM). Hy-Tech is a CNC machine shop and manufacturer of products used in various industrial applications. Quality Gear is a manufacturer of precision metal gears. HTM is a partnership which owns office and warehouse space rented to both Hy-Tech and Quality Gear. All significant intercompany transactions have been eliminated. The financial position and activity of Hy-Tech, Quality Gear, and HTM for the nine-month periods ended September 30, 2006 and 2005 has been combined and is known collectively as the “Company”. As part of the combination, the Company has excluded Ozat 2000 (1999) Ltd. (Ozat), an Israeli Corporation, a subsidiary in which it has a 69% majority interest. The financial position and operating results of Ozat are not included in these combined financial statements.

Basis of Financial Statement Presentation - The accompanying unaudited combined condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, these interim financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of the Company, these unaudited combined condensed financial statements include all adjustments necessary to present fairly the information set forth therein. All such adjustments are of a normal recurring nature. Results for interim periods are not necessarily indicative of results to be expected for a full year.

In preparing its unaudited combined condensed financial statements in conformity with accounting principles generally accepted in the United States of America, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates estimates, including those related to bad debts, inventory reserves, goodwill and intangible assets. The Company bases its estimates on historical data and experience, when available, and on various other assumptions that are believed to be reasonable under the circumstances, the combined results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents - All liquid investments with a maturity of three months or less when purchased are considered cash equivalents, for the purpose of the statement of cash flows. The Company maintains cash and cash equivalents at banks which are insured by the Federal Deposit Insurance Company up to $100,000. Amounts in excess of insured limits were approximately $24,000 at September 30, 2006.

Accounts Receivable - The Company sells products to customers in diversified industries and geographic regions and, therefore, has no significant concentrations of credit. Credit is extended to customers based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are due within 30-45 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contracted payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivables are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy as a whole. The Company writes-off accounts receivable when they become uncollectible. Bad debt expense was approximately $18,000 and $68,000 for the nine month periods ended September 30, 2006 and 2005, respectively. As of September 30, 2006, the Company had an allowance for doubtful accounts of approximately $31,000.

Inventories - Inventories are valued at the lower of cost or market.  Cost is determined by the average cost method which includes materials, labor and manufacturing overhead costs and is recorded net of an allowance for obsolete inventory. Such allowance is based upon both historical experience and management’s understanding of forecasts of future product demand.  If the actual amount of obsolete or unmarketable inventory significantly exceeds the allowance, the Company’s cost of sales, gross profit and net earnings would be significantly affected.

Property, plant and equipment — Property, plant and equipment are recorded at cost and depreciated using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The cost of fixed assets retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations. Repair and maintenance costs are charged to expense as incurred. Depreciation expense was approximately $394,000 and $363,000 for the nine month periods ended September 30, 2006 and 2005, respectively.

The estimated useful lives for financial reporting purposes are as follows:

Buildings and improvements	7 - 39 years
Machinery and equipment	3 - 7 years

Goodwill - During 1994, Hy-Tech acquired the assets of a company and entered into a consulting contract with a partnership comprised of a selling shareholder and his son. The contract called for monthly payments of $33,083 increased by 3% every five years until the shareholder’s death. The payments were estimated for 11.2 years, the shareholder’s life expectancy at that time, discounted at 8.5%, the prime rate at that time, and approximately $2,900,000 was recorded as Goodwill and an accrued liability at the transaction date. In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which requires that goodwill not be amortized, but that goodwill assets be tested annually for impairment. The Company adopted SFAS 142 as of January 1, 2002 and, in 2002 ceased amortizing its goodwill. The amount of goodwill reflected on the accompanying combined balance sheet as of September 30, 2006 is net of accumulated amortization of approximately $1,860,000.

Other assets, net - The Company’s other assets consist of engineering drawings with a cost of $75,000. This asset is being amortized on a straight-line basis over ten years.  Accumulated amortization expense was approximately $31,000 as of September 30, 2006. Amortization expense was approximately $6,000 and $6,000 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Long-Lived Assets - The Company reviews its long-lived assets whenever events or changes in circumstances indicate that the book value of these assets may not be recoverable. In that regard, the Company will assess the recoverability of such assets undiscounted cash flow forecasts. If an asset impairment is identified, the asset is written down to fair value based on discounted cash flow or another fair value measure.

Common Stock - As of September 30, 2006, Hy-Tech had 1,000 shares of no par value common stock authorized with 719 shares issued and outstanding. As of September 30, 2006, Quality Gear had 10,000 shares of no par common stock authorized with 848 shares issued and outstanding. Quality Gear has 330.84 shares of treasury stock recorded at cost. HTM is a Partnership and, therefore, all “capital” is classified as retained earnings.

Revenue Recognition - Sales revenue and related cost of sales are recognized when products are shipped, which is the point in time at which title transfers to the buyer.

Advertising - The Company expenses costs of advertising as incurred. Advertising costs were approximately $19,000 and $95,000 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Shipping - The Company classifies all amounts billed to a customer in a sales transaction related to shipping and handling as net sales. The Company records shipping and handling costs as period costs, and this amount totaled approximately $187,000 and $145,000 for the nine-month periods ended September 30, 2006 and 2005, respectively.

Income Taxes - The shareholders of Hy-Tech and Quality Gear have elected Subchapter S status for filing with the Internal Revenue Service and Pennsylvania Department of Revenue. HTM was organized as a general partnership. No income tax provision has been included in the combined financial statements because income or loss of the Partnership and S Corporations are required to be reported on the shareholders’ individual income tax returns.

Recent Accounting Pronouncements - In June 2006, the FASB issued Interpretation 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty income taxes recognized in an entity’s financial statements and provides guidance on the recognition, derecognition, and measurement of benefits related to an entity’s uncertain tax positions. For nonpublic entities, the effective date is for fiscal years beginning after December 15, 2006 which will be the Company’s fiscal year ending December 31, 2007.  The adoption of FIN 48 is not expected to have a material impact on the Company’s financial position or results of operations.

NOTE 2 - INVENTORIES

A summary of inventories at September 30, 2006 follows:

Raw materials	$145,262
Work in process	1,209,830
Finished goods	6,668,186
8,023,278
Excess and obsolete reserves	(1,803,124)
$6,220,154

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at September 30, 2006  is summarized as follows:

Buildings and building improvements	$2,471,208
Land and land improvements	230,211
Machinery and equipment	5,206,680
Machinery held under capital leases	331,575
8,239,674
Less: Accumulated depreciation	(5,596,233)
$2,643,441

NOTE 4 - OPERATING LEASES

The Company has entered into various operating lease arrangements for machining centers and automobiles expiring various dates through 2009. The Company also rents various machinery on a month-to-month basis. Lease expense for the nine- month periods ended September 30, 2006 and 2005 was approximately $175,000 and $256,000, respectively.

The approximate aggregate minimum rental obligations under these leases at September 30, 2006 are as follows:

Twelve month period ended September 30,

2007	$194,000
2008	147,000
2009	27,000
$368,000

NOTE 5 — OBLIGATIONS UNDER CAPITALIZED LEASES

The Company has entered into various capital leases for the purchase of machinery through 2010.  Each lease agreement contains a bargain purchase option at the end of the lease term. The machinery is carried at a cost of approximately $332,000 less accumulated depreciation of approximately $119,000 at September 30, 2006.

Future aggregate minimum lease payments required under capitalized leases as of September 30, 2006 are approximately as follows:

Twelve month period ended September 30,

2007	$58,223
2008	58,223
2009	58,223
2010	53,361
Total minimum lease payments	228,030
Less: Amount representing interest	40,154
Present value of minimum lease payments	187,876
Less: Current portion	65,578
Non-current portion	$122,298

Amortization expense for assets held under capital leases is included with depreciation expense.

NOTE 6 — REVOLVING CREDIT LINES AND LONG-TERM DEBT

Hy-Tech has a revolving credit line with a bank providing maximum borrowings of $2,286,000. The line of credit permits borrowings against the line based upon a percent of eligible receivables and inventory.  At September 30, 2006, Hy-Tech had $1,745,000 outstanding and $541,000 available under the line. The maximum amount borrowed during the nine months ended September 30, 2006 was $1,745,000.  The line of credit is payable on demand and  requires  monthly  interest  payments  at  the  bank’s  prime interest rate (7.25% at September 30, 2006). The line expired May 31, 2006. The bank has extended the line through December 31, 2006.

Quality Gear has a revolving credit line with a bank providing maximum borrowings of $200,000.  At September 30, 2006, $190,000 has been borrowed under the same conditions as Hy-Tech except the interest rate equals prime plus .5% or 7.75% at September 30, 2006 and it is guaranteed by Hy-Tech.

Hy-Tech:

Long-term debt is comprised of the following:

Subordinated notes to shareholders. Under the subordination agreement, no principal payments are to be made until the unsubordinated bank debt is repaid in its entirety. The interest rate on the notes is eight percent (8.0%) with principal due on demand. It is the Company’s intent to repay this loan before September 30, 2007, therefore, it has been classified as short-term.	$1,225,000

Term note with a bank at a fixed interest rate of 5.22%, payable in monthly installments of $37,797 including interest through November 1, 2007.	495,000

Term note with a bank at a fixed interest rate of 5.724%, payable in monthly installments of $826 including interest through May 19, 2007.	7,000

Term note with a bank at a fixed interest rate of 7.45%, payable in monthly installments of $854 including interest through May 18, 2007.	6,000

Term loan with a bank at a fixed interest rate of 5.75%, payable in monthly installments of $14,116 including interest through October 31, 2008.	343,000

Quality Gear:

Term note secured by a van at a fixed interest rate of 0% payable in monthly installments of $368 through June 2008.	8,000

HTM Associates:

Term loan with a bank at a fixed interest rate of 8.40%, payable in monthly installments of $14,011 including interest through October 31, 2008.	$310,000

Beginning January 2007 through December 31, 2015, payable in monthly installments of principal and interest at a rate of one half of one percent (.50%) above the prevailing Prime Rate (7.25% at September 30, 2006). The purpose of this $375,000 loan was for the acquisition of land and construction of a facility to be leased to Quality Gear.	$375,000
2,769,000
Less: Current maturities of long-term debt	(1,953,000)
$816,000

Principal maturities remaining on long-term debt are approximately as follows:

Twelve month period ended September 30,

2007	$1,953,000
2008	441,000
2009	129,000
2010	47,000
2011	47,000
Thereafter	152,000
Total long-term debt	$2,769,000

Hy-Tech’s bank term loans and line of credit are collateralized by the Company’s accounts receivable, inventory and equipment. Quality Gear’s bank term loans and line of credit are collateralized by the Company’s accounts receivable, inventory and equipment.

In connection with the bank term loans and the line of credit, Hy-Tech is required to meet certain minimum financial covenants. All financial covenants were satisfied as of September 30, 2006.

NOTE 7 - PROFIT SHARING PLAN

Hy-Tech has a profit sharing plan for all eligible employees as defined. Contributions to the plan are determined on an annual basis by the Board of Directors. It is Hy-Tech’s policy to fund all amounts accrued on a current basis. Contributions were approximately $115,000 and $101,000 for the nine-month periods ended September 30, 2006 and 2005, respectively.

In addition, the employees are permitted to make contributions to the Plan through salary reductions of up to ten percent (10%) of their annual compensation within guidelines established by the Internal Revenue Service.  Hy-Tech may elect to make a matching contribution of up to twenty percent (20%) of the employee contribution. For each nine-month period ended September 30, 2006 and 2005, Hy-Tech contributed approximately $24,000 to the plan.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.

Hy-Tech has guaranteed $400,000 of a credit line held by its uncombined subsidiary.

NOTE 9 — SUBSEQUENT EVENT

In February 2007, the Company and its shareholders entered into an Asset Purchase Agreement to sell a majority of the combined Company’s assets to a publicly-held corporation for cash consideration of approximately $19,100,000 and the assumption of certain liabilities.

ITEM 9.01                                       Financial Statements and Exhibits (Continued)

(b)           Pro Forma Financial Information — Unaudited Pro Forma Financial Statements

Pursuant to an Asset Purchase Agreement dated as of February 12, 2007, Hy-Tech Machine, Inc., a Delaware corporation (“Purchaser”), an indirect subsidiary of P&F Industries, Inc. (the “Company” and “Registrant”), acquired substantially all of the assets (the “Purchased Property”) of Hy-Tech Machine, Inc., a Pennsylvania corporation, and Quality Gear & Machine, Inc., a Pennsylvania corporation (collectively, the “Sellers”). The purchase price consisted of $16,900,000 in cash, assumption of certain payables and liabilities and contingent payments based on factors described in the Asset Purchase Agreement. The Purchased Property was used by the Sellers in the business of, among other things, manufacturing and selling pneumatic tools and other tool products.

In connection with this acquisition, the Purchaser contemporaneously entered into an Agreement of Sale (“Agreement of Sale”) with HTM Associates, a Pennsylvania general partnership comprised of certain shareholders of the Sellers (“HTM”), pursuant to which the Purchaser purchased certain real property located in Cranberry Township, Pennsylvania (together with the Purchased Property hereinafter referred to as the “Purchased Assets”) from HTM for $2,200,000 in cash.

Contemporaneously with the acquisition of the Purchased Assets, the Company executed and delivered Amendment No. 7 to Credit Agreement (“Amendment”) to Citibank, N.A. and HSBC Bank USA, National Association (collectively, the “Lenders”) that modified the Credit Agreement dated June 30, 2004 by and among the Company, the Lenders, Citibank, N.A. as Administrative Agent (the “Administrative Agent”) and the following subsidiaries of the Company: Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc., Woodmark International, L.P., Pacific Stair Products Inc., WILP Holdings, Inc. (collectively, the “Co-Borrowers”). The Amendment, among other things, adds Continental Tool Group, Inc. and Purchaser as Co-Borrowers and provides for new term loans in amounts not to exceed $19,000,000. The principal on the new term loan notes are payable in 25 consecutive quarterly installments of $760,000, commencing on January 31, 2008. From the date of the Amendment through January 31, 2008, monthly payments shall be made of interest only. The Company and the Co-Borrowers have the option to pay interest at a rate based on either the fluctuating prime rate of the Administrative Agent, LIBOR or a combination of the two rates.  The new term loan notes shall mature on January 31, 2014. The Amendment also provides for the amendment and restatement of certain existing term loan notes. The revolving credit loan facility provides for a maximum of $18,000,000, with various sublimits, for direct borrowings, letters of credit, bankers’ acceptances and equipment loans.

The following unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, the combined financial statements and notes thereto of Hy-Tech Machine, Inc., a Pennsylvania corporation, Quality Gear and Machine, Inc., a Pennsylvania corporation, and HTM Associates, a Pennsylvania general partnership (collectively  referred to as “Hy-Tech”) included in Item 9.01(a) of this Form 8-K/A and the notes to unaudited pro forma combined condensed financial statements included herein.

The unaudited pro forma combined condensed balance sheet as of September 30, 2006 gives effect to the acquisition of the Purchased Assets and the Amendment to the Credit Agreement as if they occurred on September 30, 2006. The unaudited pro forma combined condensed statements of income are set forth herein give effect to the acquisition of the Purchased Assets and the amendment to the credit agreement as if they had been consummated at the beginning of the earliest period presented (January 1, 2005).

The acquisition of the Purchased Assets will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”). Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible identifiable assets and liabilities based on their estimated relative fair values. Management has made a preliminary allocation to the net tangible and intangible assets acquired and liabilities assumed based on preliminary estimates. The company has hired a third-party valuation specialist to assist management in estimating the fair value of Hy-Tech’s property, plant and equipment and the fair value of any possible identifiable intangible assets. At the date of this filing, the valuation was not yet complete. As a result of the final valuations, values assigned to property, plant and equipment, identifiable intangible assets, and goodwill could change.

The unaudited pro forma combined condensed financial statements presented herein do not reflect any potential cost savings which may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined condensed financial statements are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred on January 1, 2005, nor do they represent a forecast of the combined results of operations or financial position for any future period or date.

P & F INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

SEPTEMBER 30, 2006

(in 000’s)	P&F Historical	Hy-Tech Historical	Pro Forma Adjustments	Notes	Pro Forma

Assets
Cash and cash equivalents	$1,373	$192	$(192)	(a)	$1,373

Accounts receivable - net	18,710	3,038	—		21,748
Notes and other receivables	837	—	—		837
Inventories - net	27,346	6,220	428	(h)	33,994
Deferred income taxes - net	1,496	—	—		1,496
Assets held for sale	575	—	—		575
Assets of discontinued operations	316	—	—		316
Prepaid expenses and other current assets	1,510	60	(100)	(e)	1,470
Total current assets	52,163	9,510	136		61,809

Property and equipment - net	7,688	2,643	4,717	(b)	15,048
Goodwill	24,764	1,160	(1,160)	(a)	24,918
			154	(c)
Other intangible assets - net	11,197	—	3,619	(d)	14,816
Other assets - net	507	44	(44)	(a)	607
	—	—	100	(g)
Total assets	$96,319	$13,357	$7,522		$117,198

Liabilities and Shareholders’ Equity
Short-term borrowings	$5,500	$1,935	$(1,935)	(a)	$5,600
			100	(f)
Accounts payable	9,257	1,897	(914)	(a)	10,240
Income taxes payable	535	—	—		535
Other accrued liabilities	6,422	—	796	(e)(g)	7,218
Current maturities of long-term debt	7,548	1,470	(1,470)	(a)	7,548
Liabilities of discontinued operations	1,738	—	—		1,738

Total current liabilities	31,000	5,302	(3,423)		32,879

Long-term debt, less current maturities	13,074	1,487	(1,487)	(a)	32,074
	19,000			(f)
Deferred income taxes - net	978	—	—		978
Total liabilities	45,052	6,789	14,090		65,931

Total shareholders’ equity	51,267	6,568	(6,568)	(a)	51,267
Total liabilities and shareholders’ equity	$96,319	$13,357	$7,522		$117,198

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(in 000’s, except per share data)	P&F Historical	Hy-Tech Historical	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$88,029	$13,439			$101,468
Cost of sales	60,672	8,613	$57	(i)	69,342

Gross profit	27,357	4,826	(57)		32,126

Selling, general and administrative	19,763	2,623	256	(j)	22,642
Operating income	7,594	2,203	(313)		9,484

Interest — net	1,508	310	674	(k)	2,492

Income from continuing operations before taxes on income	6,086	1,893	(987)		6,992
Taxes on income	2,435	—	370	(l)	2,805

Income from continuing operations	3,651	1,893	(1,357)		4,187

Loss from discontinued operations	(6)	—	—		(6)

Net income	$3,645	$1,893	$(1,357)		$4,181

Weighted average common shares outstanding
Basic	3,580				3,580
Diluted	3,800				3,800

Net income per common share
Basic
Continuing operations	$1.02				$1.17
Discontinued operations	—				—
Net income	$1.02				$1.17

Diluted
Continuing operations	$.96				$1.10
Discontinued operations	—				—
Net income	$.96				$1.10

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2005

(in 000’s, except per share data)	P&F Historical	Hy-Tech Historical	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$107,977	$14,732			$122,709
Cost of sales	73,818	9,978	$61	(i)	83,857

Gross profit	34,159	4,754	(61)		38,852

Selling, general and administrative	24,285	2,858	341	(j)	27,484

Operating income	9,874	1,896	(402)		11,368

Interest — net	1,896	360	628	(k)	2,884

Income from continuing operations before taxes on income	7,978	1,536	(1,030)		8,484

Taxes on income	3,131	—	198	(l)	3,329

Income from continuing operations	4,847	1,536	(1,228)		5,155

Earnings from discontinued operations	1,724	—	—		1,724

Net income	$6,571	$1,536	$(1,228)		$6,879

Weighted average common shares outstanding
Basic	3,572				3,572

Diluted	3,874				3,874

Net income per common share
Basic
Continuing operations	$1.36				$1.45
Discontinued operations	.48				.48
Net income	$1.84				$1.93

Diluted
Continuing operations	$1.25				$1.33
Discontinued operations	.45				.45
Net income	$1.70				$1.78

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.                                      Purchase Price

The unaudited pro forma combined condensed financial statements reflect the acquisition of certain assets and the assumption of certain liabilities of Hy-Tech by the Company effective February 12, 2007.

The purchase price for this acquisition, negotiated on the basis of Hy-Tech’s historical financial performance, was as follows:

Cash paid at closing	$19,100,000
Estimated direct acquisition costs	600,000
Total estimated purchase price prior to net asset adjustment	19,700,000
Estimated net asset adjustment	922,000
Total estimated purchase price	$20,622,000

The acquisition was financed through additional borrowings under the Company’s senior credit facility, as amended, with two banks.

The following table presents, as of February 12, 2007, the unaudited estimated fair values of the assets acquired and the amount allocated to goodwill:

Accounts receivable		$3,119,000
Inventories		7,381,000
Other current assets		49,000
Property and equipment		7,360,000
Identifiable intangible assets:
Customer relationships	3,130,000
Trademark	199,000
Engineering drawings	290,000	3,619,000
		21,528,000
Less: liabilities assumed		1,060,000
Total fair value of net assets acquired		20,468,000
Goodwill		154,000
Total purchase price		$20,622,000

The Company also agreed to make additional payments (“Contingent Consideration”) to the Sellers. The amount of Contingent Consideration is to be based on a percentage of the average increase in earnings before interest, taxes, depreciation and amortization (“EBITDA”) over a two-year period from the date of acquisition, over a base year EBITDA of $4,473,000.

In addition, the Company has agreed to make a further additional payment (“Additional Contingent Consideration”), subject to certain conditions related to an exclusive supply agreement with a major customer and, to a certain extent and subject to certain provisions, the achievement of Contingent Consideration. This Additional Contingent consideration may not exceed $1,900,000.

Any such additional payments for Contingent Consideration or Additional Contingent Consideration, if any, would be payable on or about ninety days subsequent to the second anniversary of the acquisition date and will be treated by the Company as additions to goodwill.

2.                                      Pro Forma Adjustments

The following pro forma adjustments are based upon management’s preliminary estimates. These are subject to finalization.

(a)                  To eliminate historical Hy-Tech amounts not acquired or assumed.

(b)                 To record the preliminary estimate of the increase to property and equipment acquired to estimated fair value.

(c)                  Goodwill represents the excess of purchase price paid over the fair value of the assets acquired. The actual fair values of assets and liabilities have not been finalized and accordingly, may change. The allocation of the purchase price will be finalized in conjunction with a third-party valuation of Hy-Tech’s assets and liabilities. The excess of the total purchase price over the fair value of the assets acquired, including the value of the identifiable intangible assets, has been allocated to goodwill. Goodwill will be amortized over fifteen years for tax purposes, but will not be amortized for financial reporting purposes.

(d)                 To record the estimated fair value of identifiable intangible assets, including, among others, customer relationships, employment agreements and related non-compete agreements The Company will obtain an independent third-party valuation of the identifiable intangible assets. The fair values of the identifiable intangible assets are based on current information and are subject to change.

(e)                  To record pro forma estimate of additional acquisition related expenses, totaling approximately $600,000, expected to be incurred, less approximately $100,000 previously accounted for and deferred by the Company and included in other current assets.

(f)                    To record the additional borrowings under the Company’s senior credit facility, as amended to finance the acquisition of the Purchased Assets.

(g)                 To record debt acquisition costs.

(h)                 To adjust inventory purchased to its estimated fair value.

(i)                     To reflect additional depreciation resulting from the increase in the fair value of the fixed assets at the date of acquisition over the historical value and to eliminate historical depreciation on fixed assets not acquired. Fixed assets are depreciated over periods ranging from 5 years to 39.5 years.

	Useful Life	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro forma depreciation expense:
Building	39.5	$46,000	$35,000
Machinery and equipment	10.0	479,000	359,000
Other	5.0	84,000	63,000
		609,000	457,000
Elimination of historical depreciation expense		(548,000)	(400,000)
Pro forma adjustment to depreciation expense		$61,000	$57,000

(j)             To reflect amortization of estimated identifiable intangible assets, arising from the acquisition, as follows:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro forma amortization expense:
Customer relationships	$326,000	$245,000
Engineering drawings	15,000	11,000
Pro forma adjustment to amortization expense, net	$341,000	$256,000

The identifiable intangible assets subject to amortization will be amortized over fifteen years for tax purposes, and will be amortized for financial reporting purposes over the following assigned useful lives:

Customer relationships	6-13 years
Trademark	Indefinite
Engineering drawings	20 years

(k)          To adjust interest expense to reflect $19.1 million of additional borrowings at the Company’s borrowing rate of 5.1% and 6.8% for the year ended December 31, 2005 and nine months ended September 30, 2006, respectively, as follows:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro forma interest expense for additional borrowings	$974,000	$974,000
Amortization of debt issuance costs	14,000	10,000
Elimination of historical interest expense	(360,000)	(310,000)
Pro forma adjustment to interest expense, net	$628,000	$674,000

Fees and expenses of $100,000 were incurred related to the debt financings. Such costs will be amortized using the effective interest method, over the term of the related indebtedness.

(l)             To adjust the provision for income taxes to reflect the estimated provision for taxes on a pro forma combined basis, using the historical effective tax rates of 39.2% and 40.0%, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: March 30, 2007
By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer